SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2003

UST Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17506	06-1193986

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 661-1100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

     See Item 12. Results of Operations and Financial Condition.

Item 12. Results of Operations and Financial Condition.

     A copy of the press release issued by UST Inc. on Friday, July 18, 2003, describing its results of operations for, and its financial condition as of, the quarter ended June 30, 2003, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also being furnished pursuant to Item 9. Regulation FD Disclosure.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2003

UST INC.

By:	/s/ Debra A. Baker

Name: Debra A. Baker Title: Senior Vice President and Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated July 18, 2003

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